UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On November 12, 2008, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), filed with the Montana Public Service Commission (“MPSC”) a request for approval of a revised accounting order to recognize pension expense for calendar years 2008 through 2012 based on an average of the funding for 2005 through 2012.

Due to current global economic conditions and the recent decline in equity markets, the Company has increased its 2009 funding projections for its Montana pension plan to be approximately $47 million. Under the existing accounting order, Montana pension expense included in the Company’s 2008 financial statements would be approximately $37.5 million. If the new accounting order is approved, the Company’s Montana pension expense for 2008 through 2012 would be approximately $30.6 million annually, based on current funding projections. The Company anticipates a decision by the MPSC by year end 2008.

On November 13, the Company announced that the Montana Public Service Commission approved placing the Company’s ownership interest in Colstrip Unit 4 into the Company’s rate base. Effective January 1, 2009, 222 megawatts of electricity from Colstrip Unit 4 will be placed into Montana rates on a rate base value of $407 million. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

This current report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” These statements are based upon our current expectations and speak only as of the date hereof. Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•

potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated November 13, 2008

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel and Corporate Secretary

Date: November 14, 2008

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated November 13, 2008

* filed herewith